Exhibit 10.11(c)

Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Tier 1 Participation Agreement under
The Scotts Company LLC Executive Severance Plan

Effective Date of Employee,
Name and Principal Position	Tier 1 Participation
with The Scotts Miracle-Gro Company	Agreement

Barry W. Sanders, President and Chief Operating Officer	November 5, 2011

Vincent C. Brockman, Executive Vice President, General Counsel and Corporate Secretary and Chief Ethics & Compliance Officer	November 5, 2011

David C. Evans, Chief Financial Officer and Executive Vice President, Strategy and Business Development	November 5, 2011

Denise S. Stump, Executive Vice President, Global Human Resources	November 5, 2011

James R. Lyski, Executive Vice President, Chief Marketing Officer	November 5, 2011